Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY	Ted Peters, Chairman
FOR MORE INFORMATION CONTACT:	610-581-4800 J. Duncan Smith, CFO 610-526-2466

Bryn Mawr Bank Corporation Reports Record 4th Quarter

Net Income of $6.5 Million, Driven By Strong Loan Growth;

Wealth Assets Reach $7.3 Billion

BRYN MAWR, Pa., January 28, 2013 - Bryn Mawr Bank Corporation (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today reported net income of $6.5 million and diluted earnings per share of $0.47 for the three months ended December 31, 2013, as compared to net income of $5.3 million and diluted earnings per share of $0.40 for the same period in 2012.

Significant factors contributing to the results for the three months ended December 31, 2013, as compared to the same period in 2012, included increases in net interest income and wealth management revenues, and decreases in due diligence and merger-related expenses. These improvements were partially offset by decreases in gains on sale of residential mortgage loans and investment securities available for sale, as well as increases in salaries and employee benefits expense and other operating expenses.

For the twelve months ended December 31, 2013, net income of $24.4 million was a $3.3 million increase from the $21.1 million recorded for the same period in 2012. Diluted earnings per share for the twelve months ended December 31, 2013 increased $0.20, to $1.80, from $1.60 for the same period last year. Net income for the twelve months ended December 31, 2013 included pre-tax due diligence and merger-related expenses of $1.9 million as compared to $2.6 million for the same period in 2012.

“We were pleased to have yet another record quarter and record year of financial results,” said Ted Peters, Chairman and CEO. “The strong loan growth we experienced in the second half of the year produced a healthy increase in our net interest income. This, along with our higher wealth revenues, provided solid core and repeatable earnings for the Bank,” he added.

On January 23, 2014, the Board of Directors of the Corporation declared a quarterly dividend of $0.18 per share, payable March 1, 2014 to shareholders of record as of February 10, 2014.

“We remain well-positioned to take advantage of the improving regional and national economies,” said Mr. Peters.

SIGNIFICANT ITEMS OF NOTE

Results of Operations – 4th Quarter 2013 Compared to the 4th Quarter 2012

The overall results for the three months ended December 31, 2013, as compared to the same period in 2012, were partially affected by the November 2012 purchase of deposits, loans and a branch location from First Bank of Delaware (“FBD”).

•	Net income of $6.5 million for the three months ended December 31, 2013 increased $1.2 million, or 22.0%, from $5.3 million for the same period in 2012.

•

Net interest income for the three months ended December 31, 2013 was $19.1 million, an increase of $2.2 million, or 13.2%, from $16.9 million for the same period in 2012. The increase in net interest income between the periods was largely the result of a $177.7 million, or 13.2%, increase in average portfolio loans. This increase was partially related to loans acquired from FBD, which totaled $53.1 million as of December 31, 2013, which supplemented strong organic loan growth. In addition, the $48.1 million decrease in average time deposit balances between periods, largely attributable to time deposits acquired from FBD, which were allowed to run off, contributed to the $255 thousand decrease in tax-equivalent interest expense paid on deposits. Furthermore, although the average balance of long-term Federal Home Loan Bank (“FHLB”) advances increased by $45.2 million between the periods, the tax-equivalent rate paid on these borrowings decreased by 56 basis points. This was partially the result of the Corporation’s strategic prepayment of $20.0 million of higher-rate FHLB advances during the 1st quarter of 2013.

•

The tax-equivalent net interest margin of 4.03% for the three months ended December 31, 2013 was a 17 basis point increase from 3.86% for the same period in 2012. The increase was the result of a $142.8 million increase in average interest-earning assets whose tax-equivalent yield earned increased by 6 basis points, partially offset by a $67.3 million increase in average interest-bearing liabilities whose tax-equivalent rate paid dropped by 14 basis points between the periods. In addition, the tax-equivalent yield earned on investment securities available for sale increased 36 basis points between periods, as rising interest rates caused a slow-down in prepayments of mortgage-related securities. This yield increase was partially offset by a 22 basis point decline in the tax-equivalent yield on portfolio loans. The 14 basis point reduction in rate paid on interest-bearing liabilities was primarily related to the prepayment of $20.0 million of FHLB advances during the first quarter of 2013. Supplementing these reductions in borrowing costs was a 10 basis point drop in rates paid on interest-bearing deposits.

•

Non-interest income for the three months ended December 31, 2013 decreased $935 thousand as compared to the same period in 2012. Factors contributing to this decrease included a $1.9 million decrease in the gain on sale of residential mortgage loans and a $293 thousand decline in gain on sale of investment securities available for sale. During the three months ended December 31, 2013, the volume of residential mortgage loans sold to the secondary market continued to decline, with residential mortgages sold totaling $13.1 million, as compared to $71.6 million during the same period in 2012. In addition to mortgage loan sales, sales of investment securities available for sale during the 2013 quarter resulted in a loss of $10 thousand, as compared to a gain of $283 thousand for the same period in 2012. The sale of investment securities available for sale during the 4th quarter of 2013 was limited to a particular section of the portfolio and was designed to limit extension risk. Partially offsetting these decreases in non-interest income was a $741 thousand increase in revenue from wealth management services for the three months ended December 31, 2013 as compared to the same period in 2012. Wealth Management Division assets under management, administration, supervision and brokerage as of December 31, 2013 were $7.3 billion, an increase of $605 million, or 9.1%, from December 31, 2012. This increase was driven by organic growth due to the success of the division’s strategic initiatives, market appreciation and other new business between the dates.

•

Non-interest expense for the three months ended December 31, 2013 decreased $431 thousand, to $20.7 million, as compared to $21.1 million for the same period in 2012. The primary driver for this decrease was the $1.0 million decrease in due diligence and merger-related expenses between the periods. In addition, decreases in professional fees and debt extinguishment costs between the periods contributed to the improvement. Partially offsetting these cost reductions was a $948 thousand increase in salaries and employee benefits for the three months ended December 31, 2013 as compared to the same period in 2012. Salaries and benefits increased partially as a result of the addition of the branch and lending staff from FBD and the new personnel for our full-service branch in Bala Cynwyd, Pennsylvania, which opened at the end of 2012, as well as accruals for annual bonuses, higher equity compensation costs and annual salary increases.

•

Nonperforming loans and leases of $10.5 million as of December 31, 2013 were 0.68% of total portfolio loans and leases, as compared $14.8 million, or 1.06% of total portfolio loans and leases as of December 31, 2012. This $4.2 million decrease in nonperforming loans was concentrated in the construction, commercial and industrial and home equity segments of the portfolio and was partially the result of $1.8 million of charge-offs of impaired loans, as well as additions of $781 thousand to other real estate owned related to six residential properties. For the three months ended December 31, 2013, the Corporation recorded net loan and lease charge-offs of $324 thousand, as compared to $213 thousand for the same period in 2012. The provision for loan and lease losses for the three months ended December 31, 2013 was $812 thousand, as compared to $1.0 million for the same period in 2012.

Results of Operations – 4th Quarter 2013 Compared to the 3rd Quarter 2013

•	Net income of $6.5 million for the three months ended December 31, 2013 increased $70 thousand, or 1.1%, from $6.4 million for the three months ended September 30, 2013.

•

Net interest income for the three months ended December 31, 2013 was $19.1 million, an increase of $592 thousand, or 3.2%, from $18.5 million for the three months ended September 30, 2013. The increase in net interest income between the periods was largely the result of a $59.2 million, or 4.0%, increase in average portfolio loans partially offset by a 6 basis point decrease in the tax-equivalent yield earned on loans and leases. In addition, the tax-equivalent yield earned on investment securities available for sale increased from 1.40% for the 3rd quarter of 2013 to 1.64% for the 4th quarter of 2013 as rising interest rates have continued to slow the rate of prepayments of mortgage-related securities. Partially offsetting these increases in tax-equivalent interest income was the $51.3 million increase in average borrowings, as new FHLB advances were taken to support the loan growth during the 4th quarter.

•

The tax-equivalent net interest margin of 4.03% for the three months ended December 31, 2013 was a 2 basis point decrease from the 4.05% tax-equivalent net interest margin for the three months ended September 30, 2013. The slight decrease between periods resulted as a $66.2 million increase in average interest-earning assets was largely offset by a $42.7 million increase in average interest-bearing liabilities. Although the increase in average interest-earning assets outpaced the increase in average interest-bearing liabilities, the tax-equivalent yield earned on interest-earning assets remained unchanged at 4.33%, while the tax-equivalent rate paid on interest-bearing liabilities increased by 2 basis points.

•

Non-interest income for the three months ended December 31, 2013 increased $848 thousand as compared to the three months ended September 30, 2013. Factors contributing to this increase included a $471 thousand increase in revenue from wealth management services and a $530 thousand increase in other operating income, which was largely comprised of income from the pay off, in full, of a commercial loan acquired from First Keystone Financial in 2010, which had been written down at acquisition, in anticipation of a loss. Wealth Management Division assets under management, administration, supervision and brokerage as of December 31, 2013 grew to $7.3 billion, an increase of $185 million, or 2.6%, from September 30, 2013.

•

Non-interest expense for the three months ended December 31, 2013 increased $1.3 million, to $20.7 million, as compared to $19.3 million for the three months ended September 30, 2013. The increase between the periods was related to increases of $929 thousand in salaries and employee benefits and $438 thousand in other operating expenses. The increase in salaries and employee benefits was primarily related to accruals of employee bonuses and their associated employment taxes and higher equity compensation costs. The $438 thousand increase in other operating expenses between the periods was largely related to a $180 thousand increase in the reserve established to satisfy make-whole requests for mortgage loans originated by the Corporation and subsequently sold into the secondary market. In addition, an increase in $192 thousand in information technology-related costs was recorded, as the Corporation continues to implement various infrastructure improvements throughout the organization.

•

Nonperforming loans and leases of $10.5 million as of December 31, 2013 were 0.68% of total portfolio loans and leases, as compared $10.6 million, or 0.71% of total portfolio loans and leases as of September 30, 2013. For the three months ended December 31, 2013, the Corporation recorded net loan and lease charge-offs of $324 thousand, a slight improvement from the $376 thousand net loan and lease charge-offs recorded in the 3rd quarter of 2013. The provision for loan and lease losses decreased slightly, to $812 thousand, for the three months ended December 31, 2013, as compared to $959 thousand for the previous quarter.

Financial Condition – December 31, 2013 Compared to December 31, 2012

•

Total portfolio loans and leases of $1.55 billion as of December 31, 2013 increased by $148.7 million from December 31, 2012 with commercial mortgages, commercial and industrial loans, and construction loans comprising the majority of the increase.

•	The allowance for loan and lease losses as of December 31, 2013 was $15.5 million, or 1.00% of portfolio loans and $14.4 million, or 1.03% of portfolio loans and leases as of December 31, 2012.

•

Total assets as of December 31, 2013 totaled $2.06 billion, an increase of $25.8 million from December 31, 2012. Although loan growth totaled $148.7 million for the period, much of this growth was funded by reductions in interest-bearing deposits with other banks and cash flows received from the available for sale investment portfolio.

•

Deposits of $1.59 billion, as of December 31, 2013, decreased $43.3 million from December 31, 2012. The 2.7% decrease was largely related to a $77.8 million decrease in time deposits between the dates. The Corporation has continued its planned run-off of its higher-rate certificates of deposit.

•

The capital ratios for the Bank and the Corporation, as shown in the table at page 17 below, indicate levels well above the regulatory minimum to be considered “well capitalized.” In particular, the tangible equity ratios for both the Bank and the Corporation have improved from their December 31, 2012 levels of 7.72% and 7.60%, to 8.78% and 8.92%, respectively, at December 31, 2013. These increases were primarily the result of increases in retained earnings and issuances of common stock, partially offset by nominal growth in total assets.

EARNINGS CONFERENCE CALL

The Corporation will hold an earnings conference call at 8:30 am ET on Wednesday, January 29, 2014. Interested parties may participate by calling 1-888-317-6016. A taped replay of the conference call will be available one hour after the conclusion of the call and will remain available through 9:00 a.m. ET on Tuesday, February 11, 2014. A recording of the earnings conference call may be obtained by calling 1-877-344-7529, referring to conference number 10038761.

The conference call will be simultaneously broadcast live over the Internet through a webcast on the investor relations portion of the Bryn Mawr Bank Corporation’s website. To access the call, please visit the website at http://services.choruscall.com/links/bmtc140131.html. An online archive of the webcast will be available within one hour of the conclusion of the call. The Corporation has also recently expanded its Investor Relations website to include added resources and information for shareholders and interested investors. Interested parties are encouraged to utilize the expanded resources of the site for more information on Bryn Mawr Bank Corporation.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “estimate,” “target,” “potentially,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “forecast,” “project,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on Management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports subsequently filed with the SEC.

# # # #

Bryn Mawr Bank Corporation

Consolidated Statements of Income - (unaudited)

(dollars in thousands, except per share data)

	For The Three Months Ended
	December 31, 2013	Sepember 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Interest income	$20,525	$19,820	$19,217	$18,855	$18,682
Interest expense	1,400	1,287	1,294	1,446	1,786

Net interest income	19,125	18,533	17,923	17,409	16,896
Provision for loan and lease losses	812	959	1,000	804	1,000

Net interest income after provision for loan and lease losses	18,313	17,574	16,923	16,605	15,896

Fees for wealth management services	9,106	8,635	9,094	8,349	8,365
Loan servicing and other fees	465	481	448	451	473
Service charges on deposits	638	627	596	584	654
Net gain on sale of residential mortgage loans	529	578	1,492	1,518	2,424
Net (loss) gain on sale of investment securities available for sale	(10)	—	—	2	283
Net loss on sale of other real estate owned	(106)	(1)	(141)	(52)	—
Bank owned life insurance income	88	72	85	113	98
Other operating income	1,525	995	1,369	825	873

Non-interest income	12,235	11,387	12,943	11,790	13,170

Salaries and wages	9,438	9,012	9,086	8,810	8,848
Employee benefits	2,399	1,896	2,212	2,325	2,041
Net gain on curtailment of nonqualified pension plan	—	—	(120)	(570)	—
Occupancy and bank premises	1,738	1,646	1,728	1,750	1,616
Furniture fixtures and equipment	1,017	920	1,221	819	961
Advertising	431	303	380	412	363
Net (recovery) impairment of mortgage servicing rights	(10)	33	(91)	71	81
Amortization of mortgage servicing rights	123	187	218	212	248
Amortization of intangible assets	655	657	660	661	673
FDIC insurance	259	271	275	258	255
Due diligence and merger-related expenses	155	328	688	714	1,190
Professional fees	581	636	664	575	1,031
Early extinguishment of debt - costs and premiums	—	—	—	347	338
Other operating expenses	3,872	3,434	3,603	3,851	3,444

Non-interest expense	20,658	19,323	20,524	20,235	21,089

Income before income taxes	9,890	9,638	9,342	8,160	7,977
Income tax expense	3,419	3,237	3,090	2,840	2,673

Net income	$6,471	$6,401	$6,252	$5,320	$5,304

Per share data:
Weighted average shares outstanding	13,419,269	13,336,799	13,280,624	13,205,538	13,157,295
Dilutive common shares	308,674	275,343	227,150	230,413	205,545

Adjusted weighted average dilutive shares	13,727,943	13,612,142	13,507,774	13,435,951	13,362,840

Basic earnings per common share	$0.48	$0.48	$0.47	$0.40	$0.40
Diluted earnings per common share	$0.47	$0.47	$0.46	$0.40	$0.40
Dividend declared per share	$0.18	$0.17	$0.17	$0.17	$0.16
Effective tax rate	34.6%	33.6%	33.1%	34.8%	33.5%

Bryn Mawr Bank Corporation

Consolidated Statements of Income - (unaudited)

(dollars in thousands, except per share data)

	For The Twelve Months Ended December 31,
	2013	2012
Interest income	$78,417	$73,323
Interest expense	5,427	8,588

Net interest income	72,990	64,735
Provision for loan and lease losses	3,575	4,003

Net interest income after provision for loan and lease losses	69,415	60,732
Fees for wealth management services	35,184	29,798
Loan servicing and other fees	1,845	1,776
Service charges on deposits	2,445	2,477
Net gain on sale of residential mortgage loans	4,117	6,735
Net (loss) gain on sale of investment securities available for sale	(8)	1,415
Bank owned life insurance income	358	428
Net loss on sale of other real estate owned	(300)	(86)
Other operating income	4,714	3,843

Non-interest income	48,355	46,386
Salaries and wages	36,346	33,131
Employee benefits	8,832	8,127
Net gain on curtailment of nonqualified pension plan	(690)	—
Occupancy and bank premises	6,862	5,874
Furniture fixtures and equipment	3,977	3,727
Advertising	1,526	1,309
Net impairment of mortgage servicing rights	3	163
Amortization of mortgage servicing rights	740	966
Amortization of intangible assets	2,633	2,411
FDIC insurance	1,063	970
Due diligence and merger-related expenses	1,885	2,629
Professional fees	2,456	2,868
Early extinguishment of debt - costs and premiums	347	526
Other operating expenses	14,760	12,200

Non-interest expense	80,740	74,901
Income before income taxes	37,030	32,217
Income tax expense	12,586	11,070

Net income	$24,444	$21,147

Per share data:
Weighted average shares outstanding	13,311,215	13,090,110
Dilutive common shares	260,395	151,736

Adjusted weighted average shares	13,571,610	13,241,846

Basic earnings per common share	$1.84	$1.62
Diluted earnings per common share	$1.80	$1.60
Dividend declared per share	$0.69	$0.64
Effective tax rate	34.0%	34.4%

Bryn Mawr Bank Corporation

Consolidated Balance Sheets - (unaudited)

(dollars in thousands)

	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Assets
Interest-bearing deposits with banks	$67,618	$71,203	$95,903	$136,534	$159,483
Investment securities - available for sale	285,808	319,917	322,961	327,799	316,614
Investment securities - trading	3,437	2,357	2,180	2,168	1,447
Loans held for sale	1,350	1,284	2,207	3,233	3,412
Portfolio loans:
Consumer	16,926	17,572	18,404	18,725	17,666
Commercial & industrial	328,459	303,259	296,073	293,171	291,620
Commercial mortgages	625,341	622,771	587,261	563,431	546,358
Construction	46,369	39,055	28,718	26,135	26,908
Residential mortgages	300,243	291,645	280,687	284,819	288,212
Home equity lines & loans	189,571	187,634	183,006	183,984	194,861
Leases	40,276	38,079	36,770	34,974	32,831

Total portfolio loans and leases	1,547,185	1,500,015	1,430,919	1,405,239	1,398,456
Earning assets	1,905,398	1,894,776	1,854,170	1,874,973	1,879,412
Cash and due from banks	13,453	24,958	14,208	12,013	16,203
Allowance for loan and lease losses	(15,515)	(15,027)	(14,444)	(14,447)	(14,425)
Premises and equipment	31,796	31,436	30,947	31,072	31,170
Accrued interest receivable	5,728	5,703	6,097	6,168	5,955
Mortgage servicing rights	4,750	4,744	4,790	4,593	4,491
Goodwill	32,843	32,843	32,843	32,897	32,897
Other intangible assets	19,365	20,020	20,677	21,337	21,998
Bank owned life insurance	20,220	20,132	20,060	19,975	19,862
FHLB stock	11,654	12,590	13,028	10,663	10,761
Deferred income taxes	8,690	11,955	11,788	10,854	12,303
Other investments	4,437	4,337	4,378	4,347	4,346
Other assets	18,846	10,506	10,980	15,718	10,912

Total assets	$2,061,665	$2,058,973	$2,009,522	$2,030,163	$2,035,885

Liabilities and shareholders’ equity
Interest-bearing deposits:
Interest-bearing checking	$266,787	$244,826	$262,316	$263,820	$270,279
Money market	544,310	548,011	551,750	588,478	559,470
Savings	135,240	137,431	136,307	135,124	129,091
Wholesale non-maturity deposits	42,937	57,195	30,315	32,879	45,162
Wholesale time deposits	34,639	23,127	12,139	11,325	12,421
Time deposits	140,794	145,119	161,146	171,575	218,586

Total interest-bearing deposits	1,164,707	1,155,709	1,153,973	1,203,201	1,235,009
Non-interest-bearing deposits	426,640	394,947	395,742	407,453	399,673

Total deposits	1,591,347	1,550,656	1,549,715	1,610,654	1,634,682
Long-term FHLB advances and other borrowings	205,644	191,645	152,642	148,636	161,315
Short-term borrowings	10,891	75,588	71,768	38,362	9,402
Other liabilities	23,885	23,323	22,929	22,343	26,921
Shareholders’ equity	229,898	217,761	212,468	210,168	203,565

Total liabilities and shareholders’ equity	$2,061,665	$2,058,973	$2,009,522	$2,030,163	$2,035,885

Bryn Mawr Bank Corporation

Consolidated Quarterly Average Balance Sheets - (unaudited)

(dollars in thousands)

	For The Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012
Assets
Interest-bearing deposits with banks	$56,569	$35,589	$59,981	$117,372	$91,234
Investment securities - available for sale	310,183	324,418	325,729	323,247	311,372
Investment securities - trading	2,368	2,182	2,168	1,695	1,400
Loans held for sale	1,197	867	2,233	2,645	4,047
Portfolio loans and leases	1,522,408	1,463,492	1,425,836	1,401,038	1,341,826

Earning assets	1,892,725	1,826,548	1,815,947	1,845,997	1,749,879
Cash and due from banks	13,132	12,497	12,876	13,287	14,817
Allowance for loan and lease losses	(15,226)	(14,653)	(14,625)	(14,693)	(14,063)
Premises and equipment	31,770	31,216	31,254	31,415	30,189
Goodwill	32,843	32,843	32,896	32,897	29,642
Other intangible assets	19,741	20,400	21,055	21,725	22,084
Bank owned life insurance	20,163	20,086	20,005	19,905	19,800
FHLB stock	12,242	12,809	10,430	10,544	10,572
Deferred income taxes	11,733	11,946	10,997	12,183	11,577
Other assets	22,288	21,904	25,296	21,294	23,800

Total assets	$2,041,411	$1,975,596	$1,966,131	$1,994,554	$1,898,297

Liabilities and shareholders’ equity
Interest-bearing deposits:
Interest-bearing checking	$248,722	$249,982	$263,842	$266,900	$241,730
Money market	548,351	559,911	571,327	576,422	516,174
Savings	137,327	135,070	134,485	132,142	132,725
Wholesale non-maturity deposits	48,465	47,804	31,124	38,683	38,932
Wholesale time deposits	22,735	10,911	11,610	11,495	10,689
Time deposits	142,258	152,788	164,247	190,937	190,332

Total interest-bearing deposits	1,147,858	1,156,466	1,176,635	1,216,579	1,130,582
Non-interest bearing deposits	420,072	402,292	391,387	386,881	359,008

Total deposits	1,567,930	1,558,758	1,568,022	1,603,460	1,489,590
Long-term FHLB advances and other borrowings	204,780	163,818	150,578	148,699	159,559
Short-term borrowings	25,364	14,995	13,248	11,978	13,243
Subordinated debentures	—	—	—	—	7,283
Other liabilities	23,401	24,904	23,617	26,123	27,175
Shareholders’ equity	219,936	213,121	210,666	204,294	201,447

Total liabilities and shareholders’ equity	$2,041,411	$1,975,596	$1,966,131	$1,994,554	$1,898,297

Bryn Mawr Bank Corporation

Consolidated Average Balance Sheets - (unaudited)

(dollars in thousands)

	For The Twelve Months Ended December 31,
	2013	2012
Assets
Interest bearing deposits with banks	$67,124	$60,389
Investment securities - available for sale	320,868	316,283
Investment securities - trading	2,106	1,431
Loans held for sale	1,729	3,743
Portfolio loans and leases	1,453,555	1,307,140

Earning assets	1,845,382	1,688,986
Cash and due from banks	12,946	12,890
Allowance for loan and lease losses	(14,800)	(13,469)
Premises and equipment	31,414	29,309
Goodwill	32,869	27,582
Intangible assets	20,724	20,981
Bank owned life insurance	20,041	19,642
FHLB stock	11,881	10,766
Deferred income taxes	11,714	12,147
Other assets	22,329	24,167

Total assets	$1,994,500	$1,833,001

Liabilities and shareholders’ equity
Interest-bearing deposits:
Interest-bearing checking	$257,292	$233,893
Money market	563,914	461,883
Savings	134,771	132,899
Wholesale non-maturity deposits	41,564	46,815
Wholesale time deposits	14,210	17,256
Time deposits	162,397	195,778

Total interest-bearing deposits	1,174,148	1,088,524
Non-interest-bearing deposits	400,254	329,631

Total deposits	1,574,402	1,418,155
Long-term FHLB advances and other borrowings	167,089	163,888
Short-term borrowings	16,457	13,525
Subordinated debentures	—	18,327
Other liabilities	24,502	25,242
Shareholders’ equity	212,050	193,864

Total liabilities and shareholders’ equity	$1,994,500	$1,833,001

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(dollars in thousands, except per share data)

	For The Three Months Ended or As Of
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Asset Quality Data
Nonaccrual loans and leases	$10,530	$10,613	$10,489	$12,098	$14,040
90 days or more past due loans, still accruing	—	—	—	728	728

Nonperforming loans and leases	10,530	10,613	10,489	12,826	14,768
Other real estate owned	855	1,253	1,205	545	906

Total nonperforming assets	$11,385	$11,866	$11,694	$13,371	$15,674

Troubled debt restructurings included in nonperforming assets	$1,699	$2,628	$2,869	$3,686	$3,106
Troubled debt restructurings in compliance with modified terms	7,277	8,947	8,157	7,438	8,008

Total troubled debt restructurings	$8,976	$11,575	$11,026	$11,124	$11,114
Nonperforming loans and leases / portfolio loans & leases	0.68%	0.71%	0.73%	0.91%	1.06%
Nonperforming assets / total assets	0.55%	0.58%	0.58%	0.66%	0.77%
Net loan and lease charge-offs / average loans and leases (annualized)	0.09%	0.10%	0.28%	0.22%	0.07%
Delinquency rate* - Performing and nonperforming loans and leases 30 days or more past due	0.66%	0.68%	0.73%	1.23%	1.02%
Performing loans and leases - 30-89 days past due	$1,718	$1,227	$2,328	$4,115	$2,053
Delinquency rate* - Performing loans and leases - 30-89 days past due	0.11%	0.08%	0.16%	0.29%	0.15%

* as a percentage of total loans and leases

Changes in the allowance for loan and lease losses:
Balance, beginning of period	$15,027	$14,444	$14,447	$14,425	$13,638
Charge-offs	(484)	(501)	(1,164)	(830)	(450)
Recoveries	160	125	161	48	237

Net charge-offs	(324)	(376)	(1,003)	(782)	(213)
Provision for loan and lease losses	812	959	1,000	804	1,000

Balance, end of period	$15,515	$15,027	$14,444	$14,447	$14,425

Allowance for loan and lease losses / loans and leases	1.00%	1.00%	1.01%	1.03%	1.03%
Allowance for loan and lease losses / nonperforming loans and leases	147.3%	141.6%	137.7%	112.6%	97.7%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(dollars in thousands, except per share data)

	For The Three Months Ended or As Of
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Selected ratios (annualized):
Return on average assets	1.26%	1.29%	1.28%	1.08%	1.11%
Return on average shareholders’ equity	11.67%	11.92%	11.90%	10.56%	10.47%
Return on average tangible equity (2)	15.35%	15.89%	16.00%	14.42%	14.09%
Tax-equivalent yield on loans and leases	5.02%	5.08%	5.13%	5.16%	5.24%
Tax-equivalent yield on interest-earning assets	4.33%	4.33%	4.27%	4.16%	4.27%
Cost of interest-bearing funds	0.40%	0.38%	0.39%	0.43%	0.54%
Tax-equivalent net interest margin	4.03%	4.05%	3.98%	3.85%	3.86%
Book value per share	$16.84	$16.07	$15.71	$15.57	$15.17
Tangible book value per share	$13.02	$12.17	$11.75	$11.55	$11.08
Shares outstanding at end of period	13,650,354	13,551,438	13,528,078	13,500,413	13,414,552
Selected data:
Mortgage loans originated	$37,190	$40,426	$55,066	$65,105	$82,458
Residential mortgage loans sold - servicing retained	$12,523	$17,768	$46,209	$51,414	$71,596
Residential mortgage loans sold - servicing released	531	—	347	189	—

Total residential mortgage loans sold	$13,054	$17,768	$46,556	$51,603	$71,596

Yield on loans sold	4.05%	3.25%	3.20%	2.94%	3.39%
Residential mortgage loans serviced for others	$628,879	$627,058	$623,498	$603,734	$595,317
Total wealth assets under management, administration, supervision and brokerage (1)	$7,268,273	$7,082,926	$6,854,838	$6,987,974	$6,663,212

(1)	Brokerage assets represent assets held at a registered broker dealer under a networking agreement.
(2)	Average tangible equity equals average shareholders’ equity minus average goodwill and average other intangible assets.

	For The Twelve Months Ended December 31,
	2013	2012
Selected ratios (annualized):
Return on average assets	1.23%	1.15%
Return on average shareholders’ equity	11.53%	10.91%
Return on average tangible equity (1)	15.43%	14.55%
Tax-equivalent yield on loans and leases	5.10%	5.27%
Tax-equivalent yield on interest-earning assets	4.27%	4.36%
Cost of interest-bearing liabilities	0.40%	0.67%
Tax-equivalent net interest margin	3.98%	3.85%
Selected data:
Residential mortgage loans originated	$197,787	$253,725
Residential mortgage loans sold - servicing retained	$127,914	$201,352
Residential mortgage loans sold - servicing released	1,067	3,461

Total residential mortgage loans sold	$128,981	$204,813

(1)	Average tangible equity equals average shareholders’ equity minus average goodwill and average other intangible assets.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(dollars in thousands, except per share data)

Investment Portfolio - Available for Sale	As of December 31, 2013			As of December 31, 2012
SECURITY DESCRIPTION	Amortized Cost	Fair Value	Net Unrealized Gain / (Loss)	Amortized Cost	Fair Value	Net Unrealized Gain / (Loss)
U.S. Treasury securities	$102	$99	$(3)	$—	$—	$—
Obligations of the U.S. Government and agencies	71,097	69,568	(1,529)	73,183	73,872	689
State & political subdivisions	37,140	36,977	(163)	30,243	30,384	141
Mortgage-backed securities	119,044	119,363	319	128,537	131,826	3,289
Collateralized mortgage obligations	44,463	44,243	(220)	62,116	62,703	587
Other debt securities	1,900	1,887	(13)	1,900	1,900	—
Bond mutual funds	11,456	11,457	1	11,456	11,527	71
Investment CDs	—	—	—	2,350	2,364	14
Other investments	1,925	2,214	289	1,962	2,038	76

Total investment portfolio available for sale	$287,127	$285,808	$(1,319)	$311,747	$316,614	$4,867

Capital Ratios	Regulatory Minimum To Be Well Capitalized	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Bryn Mawr Trust Company
Tier I capital to risk weighted assets (“RWA”)	6.00%	11.40%	11.36%	11.58%	11.52%	11.20%
Total (Tier II) capital to RWA	10.00%	12.38%	12.33%	12.55%	12.51%	12.20%
Tier I leverage ratio	5.00%	9.14%	9.22%	9.07%	8.70%	8.84%
Tangible equity ratio	N/A	8.78%	8.32%	8.29%	8.11%	7.72%

Bryn Mawr Bank Corporation
Tier I capital to RWA	6.00%	11.57%	11.33%	11.47%	11.33%	11.02%
Total (Tier II) capital to RWA	10.00%	12.55%	12.30%	12.44%	12.32%	12.02%
Tier I leverage ratio	5.00%	9.29%	9.22%	9.00%	8.58%	8.72%
Tangible equity ratio	N/A	8.92%	8.30%	8.21%	7.98%	7.60%

Bryn Mawr Bank Corporation

Quarterly Average Balances and Tax-Equivalent Interest Income and Expense and Tax-Equivalent Yields - (unaudited)

	For The Three Months Ended
	December 31, 2013			September 30, 2013			June 30, 2013			March 31, 2013			December 31, 2012
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid
Assets:
Interest-bearing deposits with other banks	$56,569	$27	0.19%	$35,589	$21	0.23%	$59,981	$41	0.27%	$117,372	$69	0.24%	$91,234	$41	0.18%
Investment securities - available for sale:
Taxable	271,152	1,127	1.65%	284,558	988	1.38%	287,287	846	1.18%	289,097	889	1.25%	286,889	897	1.24%
Tax-exempt	39,031	159	1.62%	39,860	159	1.58%	38,442	146	1.52%	34,150	125	1.48%	24,483	102	1.66%

Investment securities - available for sale	310,183	1,286	1.64%	324,418	1,147	1.40%	325,729	992	1.22%	323,247	1,014	1.27%	311,372	999	1.28%
Investment securities - trading	2,368	51	8.54%	2,182	7	1.27%	2,168	13	2.41%	1,695	16	3.83%	1,400	16	4.55%
Loans and leases *	1,523,605	19,277	5.02%	1,464,359	18,755	5.08%	1,428,069	18,277	5.13%	1,403,683	17,854	5.16%	1,345,873	17,721	5.24%

Total interest-earning assets	1,892,725	20,641	4.33%	1,826,548	19,930	4.33%	1,815,947	19,323	4.27%	1,845,997	18,953	4.16%	1,749,879	18,777	4.27%
Cash and due from banks	13,132			12,497			12,876			13,287			14,817
Less allowance for loan and lease losses	(15,226)			(14,653)			(14,625)			(14,693)			(14,063)
Other assets	150,780			151,204			151,933			149,963			147,664

Total assets	$2,041,411			$1,975,596			$1,966,131			$1,994,554			$1,898,297

Liabilities:
Savings, NOW and market rate deposits	$934,400	$414	0.18%	$944,963	$419	0.18%	$969,654	$445	0.18%	$975,464	$479	0.20%	$890,629	$557	0.25%
Wholesale deposits	71,200	85	0.47%	58,715	55	0.37%	42,734	44	0.41%	50,178	54	0.44%	49,621	58	0.47%
Time deposits	142,258	151	0.42%	152,788	165	0.43%	164,247	205	0.50%	190,937	242	0.51%	190,332	290	0.61%

Total interest-bearing deposits	1,147,858	650	0.22%	1,156,466	639	0.22%	1,176,635	694	0.24%	1,216,579	775	0.26%	1,130,582	905	0.32%
Subordinated debentures	—	—	—	—	—	—	—	—	—	—	—	—	7,283	79	4.32%
Short-term borrowings	25,364	12	0.19%	14,995	5	0.13%	13,358	4	0.12%	11,978	4	0.14%	13,243	4	0.12%
Long-term FHLB advances and other borrowings	204,780	738	1.43%	163,818	643	1.56%	150,468	596	1.59%	148,699	667	1.82%	159,559	798	1.99%

Total Borrowings	230,144	750	1.29%	178,813	648	1.44%	163,826	600	1.47%	160,677	671	1.69%	180,085	881	1.95%
Total interest-bearing liabilities	1,378,002	1,400	0.40%	1,335,279	1,287	0.38%	1,340,461	1,294	0.39%	1,377,256	1,446	0.43%	1,310,667	1,786	0.54%
Noninterest-bearing deposits	420,072			402,292			391,387			386,881			359,008
Other liabilities	23,401			24,904			23,617			26,123			27,175

Total noninterest-bearing liabilities	443,473			427,196			415,004			413,004			386,183
Total liabilities	1,821,475			1,762,475			1,755,465			1,790,260			1,696,850
Shareholders’ equity	219,936			213,121			210,666			204,294			201,447

Total liabilities and shareholders’ equity	$2,041,411			$1,975,596			$1,966,131			$1,994,554			$1,898,297

Interest income to earning assets			4.33%			4.33%			4.27%			4.16%			4.27%
Net interest spread			3.93%			3.95%			3.88%			3.73%			3.73%
Effect of noninterest-bearing sources			0.10%			0.10%			0.10%			0.12%			0.13%

Tax-equivalent net interest income/ margin on earning assets		$19,241	4.03%		$18,643	4.05%		$18,029	3.98%		$17,507	3.85%		$16,991	3.86%

Tax-equivalent adjustment		$116	0.02%		$110	0.02%		$106	0.02%		$98	0.03%		$96	0.02%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Bryn Mawr Bank Corporation

Average Balances and Tax-Equivalent Interest Income and Expense and Tax-Equivalent Yields

	For The Twelve Months Ended December 31,
	2013			2012
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid
Assets:
Interest-bearing deposits with other banks	$67,124	158	0.24%	$60,389	126	0.21%
Investment securities available for sale:						%
Taxable	282,978	3,849	1.36%	299,598	4,064	1.36%
Tax-exempt	37,890	588	1.55%	16,685	298	1.79%

Investment securities - available for sale	320,868	4,437	1.38%	316,283	4,362	1.38%
Investment securities - trading	2,106	73	3.47%	1,431	37	2.59%
Loans and leases *	1,455,284	74,180	5.10%	1,310,883	69,141	5.27%

Total interest earning assets	1,845,382	78,848	4.27%	1,688,986	73,666	4.36%

Cash and due from banks	12,946			12,890
Less allowance for loan and lease losses	(14,800)			(13,469)
Other assets	150,972			144,594

Total assets	$1,994,500			$1,833,001

Liabilities:
Savings,NOW and market rate deposits	$955,977	$1,757	0.18%	$828,675	$2,269	0.27%
Wholesale deposits	55,774	238	0.43%	64,071	257	0.40%
Time deposits	162,397	763	0.47%	195,778	1,507	0.77%

Total interest-bearing deposits	$1,174,148	2,758	0.23%	$1,088,524	4,033	0.37%
Long-term FHLB advances and other borrowings	167,089	2,644	1.58%	163,888	3,603	2.20%
Short-term borrowings	16,457	25	0.15%	13,525	21	0.16%
Subordinated debt	—	—		18,327	931	5.08%

Total Borrowings	183,546	2,669	1.45%	195,740	4,555	2.33%
Total interest-bearing liabilities	1,357,694	5,427	0.40%	1,284,264	8,588	0.67%
Noninterest-bearing deposits	400,254			329,631
Other liabilities	24,502			25,242

Total noninterest-bearing liabilities	424,756			354,873
Total liabilities	1,782,450			1,639,137
Shareholders’ equity	212,050			193,864

Total liabilities and shareholders’ equity	$1,994,500			$1,833,001

Interest income to earning assets			4.27%			4.36%
Net interest spread			3.87%			3.69%
Effect of noninterest-bearing sources			0.11%			0.16%

Tax-equivalent net interest income/ margin on earning assets		$73,421	3.98%		$65,078	3.85%

Tax-equivalent adjustment		$431	0.02%		$343	0.02%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.